UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016 (September 8, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: 303-860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Underwriting Agreement

On September 8, 2016, PDC Energy, Inc. (the “Company”), in connection with a registered underwritten public offering of shares of its common stock (the “Common Stock Offering”), entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with J.P. Morgan Securities LLC and certain other underwriters (the “Common Stock Underwriters”), providing for the issuance and sale by the Company, and the purchase by the Common Stock Underwriters, of 7,900,000 shares of the Company’s common stock at a price to the Company of $61.51 per share. In addition, pursuant to the Common Stock Underwriting Agreement, the Common Stock Underwriters were granted an option, exercisable within 30 days, to purchase up to an additional 1,185,000 shares of common stock on the same terms and conditions for the purpose of covering over-allotments which may be made in connection with the Common Stock Offering. The option was exercised in full on September 9, 2016.  The Common Stock Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Common Stock Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Common Stock Underwriters may be required to make due to any such liabilities.

A copy of the Common Stock Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

Convertible Notes Underwriting Agreement

On September 8, 2016, the Company, in connection with the issue and sale by the Company (the “Convertible Notes Offering” and together with the Common Stock Offering, the “Offerings”) of its 1.125% convertible senior notes due 2021 (the “Notes”), entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with J.P. Morgan Securities LLC and certain other underwriters (the “Convertible Notes Underwriters” and together with the Common Stock Underwriters, the “Underwriters”) pursuant to which the Company agreed to issue and sell a total of $175,000,000 principal amount of its Notes to the Convertible Notes Underwriters. In addition, pursuant to the Convertible Notes Underwriting Agreement, the Convertible Notes Underwriters were granted an option, exercisable within 30 days, to purchase up to an additional $25,000,000 principal amount of the Notes on the same terms and conditions for the purpose of covering over-allotments which may be made in connection with the Convertible Notes Offering. The option was exercised in full on September 9, 2016.  The Convertible Notes Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Convertible Notes Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Convertible Notes Underwriters may be required to make due to any such liabilities.

A copy of the Convertible Notes Underwriting Agreement is attached as Exhibit 1.2 hereto and is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

General

Copies of the Underwriting Agreements have been included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each Underwriting Agreement were made solely for purposes of the applicable Offering and as of specific dates, were solely for the benefit of the parties to the applicable Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under either Underwriting Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Certain of the Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, J.P. Morgan Securities LLC has provided certain services to the Company as described in the section of the prospectus supplements relating to the Offerings entitled “Underwriting — Other Relationships.” In addition, from time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

Supplemental Indenture for the Notes

On September 14, 2016, the Company entered into a Base Indenture (the “Base Indenture”) and a First Supplemental Indenture relating to the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), governing the Notes.

The Notes bear interest at a rate of 1.125% per annum, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2017. The Notes mature on September 15, 2021, unless earlier repurchased or converted. Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding March 15, 2021 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on December 31, 2016 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. In addition, on and after March 15, 2021, holders may convert their Notes at any time prior to the close of business on the business day immediately preceding the maturity date for the Notes, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of the Company’s common stock, at its election.

The conversion rate will initially be 11.7113 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $85.39 per share of common stock). The conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

If the Company undergoes a fundamental change, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness incurred by the Company’s non-guarantor subsidiaries.

Copies of the Base Indenture and the Supplemental Indenture are referenced as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, dated as of September 8, 2016.

1.2	Underwriting Agreement, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, dated as of September 8, 2016.

4.1	Base Indenture, dated as of September 14, 2016, by and between the Company and U.S. Bank Trust National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of September 14, 2016, by and between the Company and U.S. Bank Trust National Association, as Trustee.

5.1	Opinion of Davis, Graham & Stubbs LLP.

5.2	Opinion of Davis, Graham & Stubbs LLP.

23.1	Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.2).